As filed with the Securities and Exchange Commission on February 16, 2007

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MOMENTA PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3561634
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	(Identification No.)

675 West Kendall Street, Cambridge, MA	02412
(Address of Principal Executive Offices)	(Zip Code)

2004 Stock Incentive Plan, as amended

(Full Title of the Plan)

Craig A. Wheeler

President and Chief Executive Officer

Momenta Pharmaceuticals, Inc.

675 West Kendall Street

Cambridge, MA 02142

(Name and Address of Agent For Service)

(617) 491-9700

(Telephone Number, Including Area Code, of Agent For Service)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
Common Stock, par value $0.0001 per share (including the associated Preferred Stock Purchase Rights)	1,802,053 shares(2)	$14.15	(3)	$25,499,050	(3)	$2,728.40

(1)             In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)             Consists of an additional 1,802,053 shares issuable under the 2004 Stock Incentive Plan, as amended.

(3)             Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the Nasdaq Global Market on February 14, 2007.

STATEMENT OF INCORPORATION BY REFERENCE

Except as otherwise set forth below, this registration statement on Form S-8 incorporates by reference the contents of the registration statement on Form S-8, File No. 333-117173, relating to each of the Registrant’s 2002 Stock Incentive Plan, 2004 Stock Incentive Plan and 2004 Employee Stock Purchase Plan.

Item 8.    Exhibits.

The Exhibit Index immediately preceding the exhibits is incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on the 16th day of February, 2007.

MOMENTA PHARMACEUTICALS, INC.

By:	/s/ Craig A. Wheeler
Craig A. Wheeler
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Momenta Pharmaceuticals, Inc. hereby severally constitute Craig A. Wheeler and Richard P. Shea, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Momenta Pharmaceuticals, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Craig A. Wheeler	President and Chief Executive Officer	February 16, 2007
Craig A. Wheeler	and Director (Principal Executive Officer)

/s/ Richard P. Shea	Vice President and Chief Financial Officer	February 16, 2007
Richard P. Shea	(Principal Financial and Accounting Officer)

/s/ Peter Barrett	Director and Chairman of the Board	February 14, 2007
Peter Barrett

/s/ John K. Clarke	Director	February 16, 2007
John K. Clarke

/s/ Alan L. Crane	Director	February 16, 2007
Alan L. Crane

/s/ Marsha H. Fanucci	Director	February 15, 2007
Marsha H. Fanucci

Signature	Title	Date

/s/ Paul D. Goldenheim	Director	February 16, 2007
Paul D. Goldenheim

/s/ Peter Barton Hutt	Director	February 16, 2007
Peter Barton Hutt

/s/ Robert S. Langer, Jr.	Director	February 16, 2007
Robert S. Langer, Jr.

/s/ Stephen T. Reeders	Director	February 14, 2007
Stephen T. Reeders

/s/ Ram Sasisekharan	Director	February 15, 2007
Ram Sasisekharan

/s/ Bennett M. Shapiro	Director	February 14, 2007
Bennett M. Shapiro

Exhibit Index

Exhibit Number	Description	Filed With This Form S-3	Form	Filing Date With SEC	Exhibit Number	SEC File Number
4.1*	Third Amended and Restated Certificate of Incorporation		S-1	March 11, 2004	3.3	333-113522
4.2*	Certificate of Designations of Series A Junior Participating Preferred Stock, as filed with the Secretary of State of the State of Delaware on November 8, 2005		8-K	November 8, 2005	3.1	000-50797
4.3*	Amended and Restated By-laws		S-1	March 11, 2004	3.2	333-113522
4.4*	Rights Agreement, dated as of November 7, 2005, between American Stock Transfer & Trust Company, as Rights Agent, and the Registrant		8-K	November 8, 2005	4.1	000-50797
5	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant	X
23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5)	X
23.2	Consent of Independent Registered Public Accounting Firm	X
24	Power of Attorney (included on page 2 of this registration statement)	X

*                    Incorporated herein by reference.